UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2004 (November 12, 2004).

Analytical Surveys, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-13111	84-0846389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11900 Crownpoint Drive San Antonio, Texas	78233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 657-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 12, 2004, Analytical Surveys, Inc. (the “Company”) announced that Tonga Partners LP (“Tonga”) has converted its $1.7 million senior secured convertible debenture and approximately $86,000 in interest accrued thereon into shares of the Company’s common stock. The Company issued 1,701,341 shares of its common stock to Tonga at a price of $1.05 per share. A copy of the press release is attached as Exhibit 99.1 to this Current Report of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	None

(b)	None

(c)	Exhibits

99.1	Press Release of the Company dated November 12, 2004 announcing conversion of senior secured convertible debenture by Tonga Partners LP.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.
(Registrant)

Date November 15, 2004	/s/ Lori A. Jones
Lori A. Jones
Chief Financial Officer